Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWGISTICS, INC.

(a Delaware corporation)

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Newgistics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is Newgistics, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law on December 1, 1999 under the name of iReturnit, Inc.

SECOND: That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to obtain the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is Newgistics, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock” The total number of shares of capital stock authorized to be issued is 1,189,188,637 shares. 725,000,000 shares shall be Common Stock, par value $0.001 per share, and 464,188,637 shares shall be Preferred Stock, par value $0.001 per share, 10,200,000 of which shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 13,000,000 of which shall be designated as “Series AA Convertible Preferred Stock” (the “Series AA Preferred Stock”), 40,322,580 of which shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 13,905,913 of which shall be designated as “Series B-1 Convertible Preferred Stock” (the “Series B-1 Preferred Stock”), 57,452,573 of which shall be designated as “Series BB-1 Convertible Preferred Stock” (the “Series BB-1 Preferred Stock”), 9,191,992 of which shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”), 100,698,118 of which shall be designated as “Series CC Convertible Preferred Stock” (the “Series CC Preferred Stock”), 33,113,647 of which shall be designated as “Series D Preferred Stock” (the “Series D Preferred Stock”), 186,058,114 of which shall be designated as “Series E Convertible Preferred Stock” (the “Series E Preferred Stock”), and 245,700 of which shall be designated as “Series F Convertible Preferred Stock” (the “Series F Preferred Stock”).

B. Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock (other than the Series A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series BB-1 Preferred Stock, the Series C Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock), and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or in amendments to this Sixth Amended and Restated Certificate of Incorporation as hereafter may be amended (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences, and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The respective rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series BB-1 Preferred Stock, the Series C Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are as set forth below in this Division B of Article IV.

1. Dividend Provisions.

(a) The holders of shares of Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Series AA Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series BB-1 Preferred Stock, Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock or the Common Stock of the Corporation, at the rate of 18% of the Original Series F Issue Price per share per annum, compounding annually (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the date of this Sixth Amended and Restated Certificate of Incorporation (the “Certificate Date”)), payable when, as and if declared by the Board of Directors. Such dividends shall be cumulative, beginning on the date of issuance of such share of Series F Preferred Stock. In the event the Corporation declares and pays a dividend on the Series F Preferred Stock that is insufficient to pay all dividends permitted by this Subsection 1(a), any dividends declared and paid on the Series F Preferred Stock shall be declared and paid pro rata based on the relative dividend rates set forth above.

(b) The holders of shares of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series BB-1 Preferred Stock, the Series C Preferred Stock or the Common Stock of the Corporation, at the rate of $0.0058 per share per annum with respect to shares of Series CC Preferred Stock and $0.00995 per share per annum with respect to shares of Series D Preferred Stock and Series E Preferred Stock (in each case, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall rank pari passu with respect to dividends, and no dividends shall be declared on either the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock without the corresponding dividend called for by this Subsection 1(b) being declared on such other series of Preferred Stock. In the event that the Corporation declares and pays a dividend on the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock that is insufficient to pay all dividends permitted by this Subsection 1(b), any dividends declared and paid on the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be declared and paid pro rata based on the relative dividend rates set forth above.

(c) No dividends may be declared or paid on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, or on any other stock ranking junior to the Series F Preferred Stock with respect to dividends or distributions until the full preferential amounts specified in this Section 1 for the Series F Preferred Stock have been paid or declared and irrevocably set apart.

(d) No dividends may be declared or paid on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock or the Series BB-1 Preferred Stock, or any other stock ranking junior to the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock with respect to dividends or distributions until the full preferential amounts specified in this Section 1 for the Series CC Preferred Stock, the Series D Preferred Stock, or the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart. If, after dividends on the full preferential amounts specified in this Section 1 for the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart, the holders of shares of Series AA Preferred Stock and Series BB-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock or the Common Stock of the Corporation, at the rate of $0.04 per share per annum with respect to shares of Series AA Preferred Stock and $0.012 per share per annum with respect to shares of Series BB-1 Preferred Stock (in each case, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The Series AA Preferred Stock and the Series BB-1 Preferred Stock shall rank pari passu with respect to dividends, and no dividends shall be declared on either the Series AA Preferred Stock or the Series BB-1 Preferred Stock without the corresponding dividend called for by this Subsection 1(d) being declared on such other series of Preferred Stock. In the event that the Corporation declares and pays a dividend on the Series AA Preferred Stock and the Series BB-1 Preferred Stock that is insufficient to pay all dividends permitted by this Subsection 1(d), any dividends declared and paid on the Series AA Preferred Stock and the Series BB-1 Preferred Stock shall be declared and paid pro rata based on the relative dividend rates set forth above.

(e) No dividends may be declared or paid on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock or the Series C Preferred Stock, or any other stock ranking junior to the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock with respect to dividends or distributions until the full preferential amounts specified in this Section 1 for the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart. If, after dividends on the full preferential amounts specified in this Section 1 for the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of the Corporation) on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock or the Common Stock of the Corporation, at the rate of $0.0058 per share per annum (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after Certificate Date), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. In the event that the Corporation declares and pays a dividend on the Series C Preferred Stock that is insufficient to pay all dividends permitted by this Subsection 1(e), any dividends declared and paid on the Series C Preferred Stock shall be declared and paid pro rata based on the number of shares outstanding.

(f) No dividends may be declared or paid on the Series A Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock, or any other stock ranking junior to the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock with respect to dividends or distributions until the full preferential amounts specified in this Section 1 for the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart. If, after dividends on the full preferential amounts specified in this Section 1 for the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.04 per share per annum with respect to shares of Series A Preferred Stock and $0.012 per share per annum with respect to the Series B Preferred Stock and the Series B-1 Preferred Stock (in each case, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after Certificate Date), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock shall rank pari passu with respect to dividends, and no dividends shall be declared on any of Series A Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock without the corresponding dividends called for by this Subsection 1(f) being declared on such other series of Preferred Stock. In the event that the Corporation declares and pays a dividend on the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock that is insufficient to pay all dividends permitted by this Subsection 1(f), any dividends declared and paid on the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock shall be declared and paid pro rata based on the relative dividend rates set forth above.

(g) No dividends may be declared or paid on Common Stock or any other stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to dividends until the full preferential amounts specified in this Section 1 for the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart. If, after dividends on the full preferential amounts specified in this Section 1 for the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock have been paid or declared and irrevocably set apart, the Board of Directors shall declare additional dividends out of funds legally available therefor in that calendar year, then the aggregate amount of such additional dividends shall be distributed to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where each holder of shares of such series of Preferred Stock is treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of such series of Preferred Stock held by such holder, pursuant to Section 4 of this Division B of Article IV.

(h) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be given the value determined by the provisions of Subsection 2(k)(ii) of this Division B of Article IV.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, each holder of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series BB-1 Preferred Stock, Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock or Common Stock or any other stock ranking junior to the Series F Preferred Stock with respect to dividends or liquidation, an amount per share of Series F Preferred Stock equal to $100.00 (the “Original Series F Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series F Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(b) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock pursuant to Subsection 2(a), then, after the payments required by Subsection 2(a) shall have been made or irrevocably set apart for payment, each holder of Series E Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series CC Preferred Stock and Series D Preferred Stock, and prior and in preference to any payment or distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock or Common Stock or any other stock ranking junior to the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock with respect to dividends or liquidation, an amount per share of Series E Preferred Stock equal to the greater of (i) $0.12442 (the “Original Series E Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series E Preferred Stock or (ii) the amount that such holder would have received had such holder converted such share of Series E Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(c) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock pursuant to Subsection 2(a), then, after the payments required by Subsection 2(a) shall have been made or irrevocably set apart for payment, each holder of Series D Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series CC Preferred Stock and Series E Preferred Stock, and prior and in preference to any payment or distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock or Common Stock or any other stock ranking junior to the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock with respect to dividends or liquidation, an amount per share of Series D Preferred Stock equal to the greater of (i) $0.12442 (the “Original Series D Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series D Preferred Stock or (ii) the amount that such holder would have received had such holder converted such share of Series D Preferred Stock into Common

Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(d) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock pursuant to Subsection 2(a), then, after the payments required by Subsection 2(a) shall have been made or irrevocably set apart for payment, each holder of Series CC Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series D Preferred Stock and Series E Preferred Stock, and prior and in preference to any payment or distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock or Common Stock or any other stock ranking junior to the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock with respect to dividends or liquidation, an amount per share of Series CC Preferred Stock equal to the greater of (i) $0.0728 (the “Original Series CC Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series CC Preferred Stock or (ii) the amount that such holder would have received had such holder converted such share of Series CC Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series CC Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(e) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series CC Preferred Stock pursuant to Subsections 2(a), 2(b), 2(c) and 2(d), respectively, then, after the payments required by Subsections 2(a), 2(b), 2(c) and 2(d) shall have been made or irrevocably set apart for payment, each holder of Series AA Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series BB-1 Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Common Stock or any other stock ranking junior to the Series AA Preferred Stock or the Series BB-1 Preferred Stock with respect to dividends or liquidation, an amount per share equal to the greater of (i) $0.50 (the “Original Series AA Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series AA Preferred Stock, or (ii) the amount that such holder would have received had such holder converted such share of Series AA Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the remaining assets and funds legally available for distribution among the holders of the Series AA Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series AA Preferred Stock and Series BB-1 Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(f) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series CC Preferred Stock pursuant to Subsections 2(a), 2(b), 2(c) and 2(d)respectively, then, after the payments required by Subsections 2(a), 2(b), 2(c) and 2(d) shall have been made or irrevocably set apart for payment, each holder of Series BB-1 Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series AA Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Common Stock or any other stock ranking junior to the Series AA Preferred Stock or the Series BB-1 Preferred Stock with respect to dividends or liquidation, an amount per share equal to the greater of (i) $0.1488 (the “Original Series BB-1 Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series BB-1 Preferred Stock, or (ii) the amount that such holder would have received had such holder converted such share of Series BB-1 Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the remaining assets and funds legally available for distribution among the holders of Series BB-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series AA Preferred Stock and Series BB-1 Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(g) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series CC Preferred Stock, Series AA Preferred Stock and Series BB-1 Preferred Stock pursuant to Subsections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f), respectively, then, after the payments required by Subsections 2(a), 2(b), 2(c), 2(d), 2(e) and 2(f) shall have been made or irrevocably set apart for payment, each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1

Preferred Stock, Common Stock or any other stock ranking junior to the Series C Preferred Stock with respect to dividends or liquidation, an amount per share equal to the greater of (i) $0.0728 (the “Original Series C Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series C Preferred Stock, or (ii) the amount that such holder would have received had such holder converted such share of Series C Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the remaining assets and funds legally available for distribution among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred Stock pro rata based on the number of outstanding shares of Series C Preferred Stock.

(h) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series CC Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock and Series C Preferred Stock pursuant to Subsections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f) and 2(g), respectively, then, after the payments required by Subsections 2(a), 2(b), 2(c), 2(d), 2(e) 2(f) and 2(g) shall have been made or irrevocably set apart for payment, each holder of Series A Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series B Preferred Stock and Series B-1 Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock with respect to dividends or liquidation, an amount per share equal to the greater of (i) $0.50 (the “Original Series A Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, or (ii) the amount that such holder would have received had such holder converted such share of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the remaining assets and funds legally available for distribution among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate liquidation preferences payable to holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series CC Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock and Series C Preferred Stock pursuant to Subsections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f) and 2(g) respectively, then, after the payments required by Subsections 2(a), 2(b), 2(c), 2(d), 2(e),

2(f) and 2(g) shall have been made or irrevocably set apart for payment, each holder of Series B Preferred Stock or Series B-1 Preferred Stock shall be entitled to receive, on a pari passu basis with holders of Series A Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock with respect to dividends or liquidation, an amount per share equal to the greater of (i) $0.1488 (the “Original Series B Issue Price”) (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series of Preferred Stock after the Certificate Date) plus an amount equal to all declared but unpaid dividends on such share of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable, or (ii) the amount that such holder would have received had such holder converted such share of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable, into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon the occurrence of such event, the remaining assets and funds legally available for distribution among the holders of Series B Preferred Stock and Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the aggregate liquidation preferences of such series of Preferred Stock.

(j) After the distributions described in Subsections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 2(h) and 2(i) above have been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by such holders.

(k) (i) For purposes of this Section 2, at the discretion of the holders of a majority of the then outstanding shares of Preferred Stock (on an as converted to Common Stock basis), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock, as the case may be, shall be valued as follows:

(A) If traded on a securities exchange or through the Nasdaq National Market or SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing:

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(iii) In the event the requirements of this Subsection 2(j) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the respective rights, preferences and privileges of the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(k)(iv) below.

(iv) The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders’ meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation’s receipt of written consent of the holders of a majority of the then outstanding shares of Preferred Stock (on an as converted to Common Stock basis). The holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to convert such stock into Common Stock of the Corporation pursuant to Section 4 of this Division B of Article IV at any time prior to or simultaneously with any such transaction.

3. Redemption.

(a) Upon the earliest to occur of (x) the written request of the holders of a majority of the outstanding Series F Preferred Stock at any time after April 25, 2008 (the “Redemption Trigger Date”), (y) immediately prior to the Corporation’s sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act, or (z) any

Redemption Request, the Corporation shall, to the extent it may lawfully do so, redeem all outstanding shares of Series F Preferred Stock by paying a sum per share equal to the Original Series F Issue Price plus all accrued or declared and unpaid dividends thereon. (i) At any time after the Redemption Trigger Date and before May 25, 2009, but within 30 days after the receipt by the Corporation of a written request (a “Redemption Request”) from the holders of at least a majority of (a) the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (on an as converted to Common Stock basis), acting together as a single class, or (b) the then outstanding shares of Series D Preferred Stock, that up to 50% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (in the case of clause (a)), or up to 50% of the outstanding shares of Series D Preferred Stock (in the case of clause (b)), be redeemed and concurrently with surrender by such holders of the certificates representing such shares and (ii) at any time and from time to time after April 24, 2009, but within 30 days after the receipt by the Corporation of a Redemption Request that the remaining then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such Redemption Request by paying a sum per share (together with the redemption price to be paid for any shares of Series F Preferred Stock pursuant to the first sentence of this subsection, the “Redemption Price”) equal to the greater of (A) the Original Series A Issue Price, Original Series B Issue Price, Original Series C Issue Price, Original Series AA Issue Price, Original Series BB-1 Issue Price, Original Series CC Issue Price, Original Series D Issue Price, and Original Series E Issue Price, as applicable, plus any declared but unpaid dividends and (B) the fair market value of the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as applicable, as determined on a “going concern” basis, with the Corporation proposing such fair market value, in good faith, and if not accepted by the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (on an as converted to Common Stock basis), acting together as a single class, then by a qualified independent appraisal firm selected by the Board of Directors and approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock (on an as converted to Common Stock basis), acting together as a single class. Any redemption effected pursuant to this Subsection 3(a) shall be made (v) with the Series F Preferred Stock being redeemed prior and in preference to any redemption of the Series A Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series BB-1 Preferred Stock, the Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock or

Series E Preferred Stock, (w) with the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock being redeemed, on a pro rata basis, in proportion to the aggregate Original Series CC Issue Price, the Original Series D Issue Price and the Original Series E Issue Price of the shares to be redeemed, prior and in preference to any redemption of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock or Series BB-1 Preferred Stock, (x) then with the Series AA Preferred Stock and the Series BB-1 Preferred Stock being redeemed, on a pro rata basis, in proportion to the Original Series AA Issue Price and the Original Series BB-1 Issue Price, prior and in preference to any redemption of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, (y) with the Series C Preferred Stock being redeemed on a pro rata basis, based on the number of shares outstanding, prior and in preference to any redemption of Series A Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock, and (z) thereafter, on a pro rata basis, in proportion to the aggregate Original Series A Issue Price and the Original Series B Issue Price of the shares to be redeemed, among the holders of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock. If any date fixed for redemption of shares pursuant to this Subsection 3(a) is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter. At any time after April 10, 2008 but before the Redemption Trigger Date, the Corporation may elect to redeem up to 100% of the outstanding shares of Series F Preferred Stock at the Series F Original Issue Price plus all accrued or declared and unpaid dividends thereon.

(b) As used herein and in Subsections 3(c) and 3(d) below, the term “Redemption Date” shall refer to the date on which shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock or Series F Preferred Stock are scheduled to be redeemed as provided in Subsection 3(a). At least 15 but no more than 30 days prior to any Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, any Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed (the “Redemption Notice”). Except as provided in Subsection 3(c), on or after any Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the

Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. If less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) No shares of Series CC Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be redeemed pursuant to this Section 3 until all the shares of Series F Preferred Stock to be redeemed on such Redemption Date have been so redeemed; no shares of Series A Preferred Stock, Series B Preferred Stock Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock or Series BB-1 Preferred Stock shall be redeemed pursuant to this Section 3 until all the shares of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such Redemption Date have been so redeemed, no shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock shall be redeemed pursuant to this Section 3 until all the shares of Series AA Preferred Stock and Series BB-1 Preferred Stock to be redeemed on such Redemption Date have been so redeemed, and no shares of Series A Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock shall be redeemed pursuant to this Section 3 until all the shares of Series C Preferred Stock to be redeemed on such Redemption Date have been so redeemed. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series F Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series F Preferred Stock. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are sufficient to redeem the total number of shares of Series F Preferred Stock to be redeemed on such date, but are insufficient to redeem the total number of shares of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such date, those funds which are legally available after the full redemption of the Series F Preferred Stock to be redeemed on such date will be used to redeem the maximum possible number of such shares of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock ratably among the holders of shares of Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed based upon the aggregate Original Series CC Issue Price, the Original Series D Issue Price and the Original Series E Issue Price of the shares to be redeemed. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are sufficient to redeem the total number of shares of Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed on such date, but are insufficient to redeem the total number of shares of Series AA Preferred Stock and Series BB-1 Preferred Stock to be redeemed on such date, those funds which are legally available after the full redemption of the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock to be redeemed on such date will be used to redeem the maximum possible number of such shares of Series AA Preferred Stock and Series BB-1 Preferred Stock ratably among the holders of shares of Series AA Preferred Stock and Series BB-1 Preferred Stock to be redeemed based upon the aggregate Original Series AA Issue Price and the Original Series BB-1 Issue Price of the shares to be redeemed. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are sufficient to redeem the total number of shares of Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed on such date, but are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds winch are legally available after the full redemption of the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock to be redeemed on such date will be used to redeem the maximum possible number of such shares of Series C Preferred Stock ratably among the holders of shares of Series C Preferred Stock based on the number of shares outstanding. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are sufficient to redeem the total number of shares of Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed on such date, but are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock to be redeemed on such date, those funds which are legally available after the full redemption of the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock; the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock to be redeemed on such date will be used to redeem the maximum possible number of such shares of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock ratably among the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock to be redeemed based upon the aggregate Original Series A Issue Price and the Original Series B Issue Price of the shares to be redeemed. In addition, in the event that the Corporation fails to redeem shares of Preferred Stock within 30 days after a Redemption Request is made in accordance with the requirements of this Section 3, the holders of a majority of the then outstanding shares of such series of Preferred Stock (on an as converted to Common Stock basis) shall have the right to demand, in the form of a written notice to the Corporation signed by the holders of a majority of the then outstanding shares of such series of Preferred Stock (on an as converted to Common Stock basis), that the Corporation engage a reputable investment banking firm, selected by the Board of Directors and reasonably acceptable to the holders of a majority of the then outstanding shares of Preferred Stock (on an as converted to Common Stock basis), to arrange for a sale or disposition of the Corporation whether as a sale of all or substantially all of the Corporation’s assets or all of the capital stock of the Corporation, pursuant to a merger, sale of assets or sale of capital stock of the Corporation by the stockholders. The shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such funds will immediately be used to redeem, in accordance with this Section 3, the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

(d) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock, Series B Preferred Stock, Series

B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock designated for redemption in any Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the applicable Redemption Price for such shares to their respective holders on or after any Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to Subsection 3(b) above. As of the date of such deposit (even if prior to a Redemption Date), the deposit shall constitute full payment of the shares to their holders. From and after the later of the Redemption Date or the date of such deposit, the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares as provided in Section 4 of this Division B of Article IV below. Such instructions shall also provide that any monies deposited by the Corporation pursuant to this Subsection 3(d) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 of Division B of Article IV below prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Subsection 3(d) remaining unclaimed at the expiration of two years following the final Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

4. Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share (or after the Redemption Trigger Date, in the case of the Series F Preferred Stock), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) with respect to each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series AA Issue Price, the Original Series BB-1 Issue Price, the Original Series CC Issue Price, the Original Series D Issue Price or the Original Series E Issue Price, as applicable, plus all declared but unpaid dividends on such share, by the “Conversion Price” in effect for such series of Preferred Stock on the date the certificate is surrendered for conversion, or (ii) with respect to each share of Series F Preferred Stock, by dividing the Original Series F Issue Price, plus all accrued or declared but unpaid dividends on such share, by the Fair Market Value of a share of Common Stock as of the date the certificate is surrendered for conversion. The initial Conversion Price per share of the Series A Preferred Stock and the Series AA Preferred Stock shall be $0.2032, the initial Conversion Price per share of the Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share of the Series B-1 Preferred Stock and the Series BB-1 Preferred Stock shall be $0.1252, the initial Conversion Price per share of the Series C Preferred Stock and the Series CC Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share of the Series D Preferred Stock shall be the Original Series D Issue Price, the initial Conversion Price per share of the Series E Preferred Stock shall be the Original Series E Issue Price and the initial Conversion Price per share of the Series F Preferred Stock shall be the Fair Market Value of one share of Common Stock on the date of conversion; provided, however, that each such Conversion Price (other than with respect to the Series F Preferred Stock) shall be subject to adjustment as set forth in Subsection 4(d) below. The “Fair Market Value” of a share of Common Stock shall be determined as set forth in Subsection 3(a)(B) above, except that solely the holders of the Series F Preferred Stock shall be entitled to accept or approve any action contemplated thereby.

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock automatically shall be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of series of Preferred Stock immediately upon the earlier of (i) except as provided below in Subsection 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering by a nationally recognized underwriter pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price per share (prior to underwriter’s discounts or commissions and offering expenses) of which is not less than the per share price determined by dividing $150,000,000 by the number of outstanding shares of Common Stock of the Corporation, calculated on a fully diluted basis, and with gross proceeds to the Corporation of at least $25,000,000 in the aggregate (a “Qualified Public Offering”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (on an as converted to Common Stock basis). At any time after the Redemption Trigger Date, each share of Series F Preferred Stock automatically shall be converted into shares of Common Stock at the Fair Market Value at the time in effect immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series F Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Subsection 4(a) above and upon the occurrence of the events specified in Subsection 4(b) above, as the case may be, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and, in the case of Subsection 4(a) above, shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided that any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares, which shall in any event convert in accordance with Subsection 4(b) above. The Corporation shall, as soon as practicable thereafter, pay all declared but unpaid dividends on such shares of Common Stock and issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments. The applicable Conversion Price shall be subject to adjustment from time to time as follows:

(i)(A)(1) If the Corporation shall issue, after the Certificate Date any Additional Stock (as defined in Subsection 4(d)(ii) below) without consideration or for a consideration price per share less than the Conversion Price of the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price of the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series AA Preferred Stock, the Series BB-1 Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as applicable, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced to a price determined by multiplying the applicable Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding (or deemed outstanding pursuant to Subsection 4(d)(i)(E)) (together, the “Common Stock Deemed Outstanding”) plus (b) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding plus the number of shares of Additional Stock so issued in such issuance. For example, if after the Certificate Date, the Corporation issues 100,000,000 shares of Common Stock for consideration per share of $0.03, and assuming there are 400,000,000 shares of Common Stock Deemed Outstanding immediately prior to such issuance, the Conversion Price for shares of Series B-1 Preferred Stock immediately would be reduced to the price determined by multiplying $0.1252, the Conversion Price for shares of Series B-1 Preferred Stock then in effect, by the following fraction:

	400,000,000	+	$0.03 x 100,000,000
			$0.1252
	400,000,000	+	100,000,000

=	423,961,661
	500,000,000

=	.8479

resulting in an adjusted Conversion Price of $0.1062 (i.e., 0.8479 x $0.1252), and an adjusted conversion rate of 1.4011:1 (i.e., $0.1488/$0.1062). This paragraph 4(d)(i)(A)(1) will continue to apply with respect to the Series A Preferred Stock, the Series AA Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock notwithstanding the application of paragraphs 4(d)(i)(A)(2), (3) and (3) to shares of Series B-1 Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock or Series C Preferred Stock.

(2) In lieu of the adjustments to the Conversion Price set forth in paragraph 4(d)(i)(A)(1) above, the provisions of paragraphs 4(d)(i)(A)(3) and (4) shall apply to any issuance of Additional Stock with respect to which each of the following has occurred (and to each issuance of Additional Stock thereafter): (a) such issuance of Additional Stock has been approved by the holders of a majority of the then outstanding shares of Series B-1 Preferred Stock, Series BB-1 Preferred Stock, Series C Preferred Stock and Series CC Preferred Stock (on an as converted to Common Stock basis), (b) each person or entity or the affiliates of such person or entity that, together with such affiliates, holds 2,500,000 or more shares of Series B-1 Preferred Stock, Series C Preferred Stock, Series BB-1 Preferred Stock and/or Series CC Preferred Stock (each such holder, together with such holder’s affiliates, a “Qualified Holder”) has been offered the opportunity to purchase its Full Pro Rata Share (as defined below) of such issuance of Additional Stock, (c) any such Qualified Holder has not purchased its Full Pro Rata Share of such issuance of Additional Stock (each a “Non-Purchasing Holder”), and (d) holders of at least 50% of the shares of Series B-1 Preferred Stock, Series C Preferred Stock, Series BB-1 Preferred Stock and Series CC Preferred Stock then outstanding have purchased their Full Pro Rata Share of such issuance. “Full Pro Rata Share” shall be determined by multiplying the Additional Stock by a fraction, the numerator of which shall be equal to the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held by a Qualified Holder and the denominator of which is equal to the total shares of Common Stock outstanding (on a fully diluted basis as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the Certificate Date). When determining whether a Qualified Holder has purchased its Full Pro Rata Share of such issuance, all Additional Stock purchased by such Qualified Holder and its affiliated entities shall be aggregated. A Qualified Holder may assign its rights to purchase shares in any such financing to any investment fund that controls, is controlled by or is under common control with the Qualified Holder, including investment funds that are not current stockholders of the Corporation.

(3) If and whenever the provisions of both paragraphs 4(d)(i)(A)(1) and 4(d)(i)(A)(2) would otherwise be applicable to an issuance of Additional Stock, then (x) immediately prior to such issuance the conversion price adjustments set forth in paragraph 4(d)(i)(A)(1) shall terminate and no longer be applicable to each outstanding share of Series B-1 Preferred Stock, Series C Preferred Stock, Series BB-1 Preferred Stock and Series CC Preferred Stock which would otherwise apply to such issuance and any subsequent issuances of Additional Stock and (y) the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series BB-1 Preferred Stock and the Series CC Preferred Stock held by each holder of outstanding shares of Series B-1 Preferred Stock, Series C Preferred Stock, Series BB-1 Preferred Stock and Series CC Preferred Stock that is not a Non-Purchasing Holder (each, a “Purchasing Holder”), automatically and without any action on the part of such Purchasing Holder, shall be converted into a new series of Preferred Stock with all of the rights, preferences, privileges and restrictions of the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series BB-1 Preferred Stock or the Series CC Preferred Stock, as applicable, without taking into effect clause (x) above. Prior to any such issuance of Additional Stock and promptly after receipt of written notice from the Corporation, each Purchasing Holder shall surrender all certificates representing shares of Series B-1 Preferred Stock, Series C Preferred Stock, Series BB-1 Preferred Stock or Series CC Preferred Stock so issued to each such holder to the Corporation at its principal office. After the surrender of such certificate(s), the Corporation will deliver to each Purchasing Holder a certificate or certificates representing the number of shares of such new series of Preferred Stock held by each such holder, which shall be given an adjustment in the Conversion Price as set forth in paragraph 4(d)(i)(A)(1) for such issuance of Additional Stock.

(4) i. Each new series of Preferred Stock formerly held as Series B-1 Preferred Stock will be designated Series B-2, Series B-3, Series B-4 and so on. Each such series will be identical in all respects hereunder except for the different conversion price for each series determined pursuant to paragraph 4(d)(i)(A)(3), and in all other respects will continue to have the voting powers, preferences, participation and other rights, limitations and restrictions of the Series B-1 Preferred Stock as originally designated hereunder, including the right to future adjustments of the conversion price pursuant to paragraph 4(d)(i)(A)(1).

ii. Each new series of Preferred Stock formerly held as Series C Preferred Stock will be designated Series C-1, Series C-2, Series C-3 and so on. Each such series will be identical in all respects hereunder except for the different conversion price for each series determined pursuant to paragraph 4(d)(i)(A)(3), and in all other respects will continue to have the voting powers, preferences, participation and other rights, limitations and restrictions of the Series C Preferred Stock as originally designated hereunder, including the right to future adjustments of the conversion price pursuant to paragraph 4(d)(i)(A)(1).

iii. Each new series of Preferred Stock formerly held as Series BB-1 Preferred Stock will be designated Series BB-2, Series BB-3, Series BB-4 and so on. Each such series will be identical in all respects hereunder except for the different conversion price for each series determined pursuant to paragraph 4(d)(i)(A)(3), and in all other respects will continue to have the voting powers, preferences, participation and other rights, limitations and restrictions of the Series BB-1 Preferred Stock as originally designated hereunder, including the right to future adjustments of the conversion price pursuant to paragraph 4(d)(i)(A)(1).

iv. Each new series of Preferred Stock formerly held as Series CC Preferred Stock will be designated Series CC-1, Series CC-2, Series CC-3 and so on. Each such series will be identical in all respects hereunder except for the different conversion price for each series determined pursuant to paragraph 4(d)(i)(A)(3), and in all other respects will continue to have the voting powers, preferences, participation and other rights, limitations and restrictions of the Series CC Preferred Stock as originally designated hereunder, including the right to future adjustments of the conversion price pursuant to paragraph 4(d)(i)(A)(1).

(B) No adjustment of the Conversion Price shall be made if such adjustment would be in an amount less than one cent per share.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined pursuant to Subsection 2(d)(ii) above.

(E) The following provisions shall apply for all purposes of this Subsection 4(d)(i) and Subsection 4(d)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 4(d)(i)(C) and 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to paragraphs 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either paragraph 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean all shares of Common Stock issued (or deemed to have been issued pursuant to paragraph 4(d)(i)(E)(1) or (2)) by the Corporation after the Certificate Date other than shares of Common Stock issued or issuable (or deemed to have been issued pursuant to paragraph 4(d)(i)(E)(1) or (2)):

(A) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series AA Preferred Stock, Series BB-1 Preferred Stock, Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock into Common Stock;

(B) to officers, directors or employees of, or consultants to, the Corporation as compensation for services, directly or pursuant to a stock option plan or a restricted stock purchase plan unanimously approved by the Board of Directors;

(C) to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the Corporation for a non-equity financing purpose approved by the Board of Directors;

(D) as a dividend or distribution on the Preferred Stock or to stockholders of the Corporation generally;

(E) pursuant to a transaction for which adjustments of the Conversion Price is made pursuant to Subsection 4(f);

(F) pursuant to the Corporation’s bona fide business or technology acquisition (or license) of, or by, another corporation, whether by merger, consolidation, purchase of assets, sale or exchange of stock, reorganization, or otherwise;

(G) upon the exercise of warrants to purchase up to 36,411,894 shares of Common Stock issued pursuant to the Series B Preferred Stock Purchase Agreement, dated as of July 10, 2001 (the “Series B Purchase Agreement”), by and among the Corporation and the purchasers of such Series B Preferred Stock;

(H) upon the issuance or exercise of warrants to purchase shares of Series E Preferred Stock issued pursuant to the Unit Purchase Agreement, dated as of April 11, 2003, by and among the Corporation and certain of its stockholders; and

(I) upon the issuance of Series F Preferred Stock pursuant to the Conversion Agreement dated on or about the Certificate Date.

provided, that the number of shares of Common Stock issued (or deemed to have been issued) pursuant to (C) and(F) above may not represent, in the aggregate, in excess of 8,500,000 shares of capital stock as determined on a fully diluted basis at any time (as adjusted for any stock splits, stock dividends, recapitalizations, combinations or similar transactions).

(iii) If the Corporation should at any time or from time to time after the Certificate Date fix a record date for the effectuation of a split or a subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. If the number of shares of Common Stock deemed outstanding at any time after the Certificate Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the applicable series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. If the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents, then, in each such case, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common

Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.

(f) Recapitalizations. If at any time or from time to time after the Certificate Date, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or deemed a liquidation in Section 2 above) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of their shares of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock with such rights against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock which the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the such series of Preferred Stock.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

5. Voting Rights. Each holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series BB-1 Preferred Stock, Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall (A) have the right to one vote for each share of Common Stock into which such holder’s shares of Preferred Stock could then be converted, with full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, including the Protective Provisions in Section 6 below, (B) be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and (C) be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with 0.5 being rounded upward). The Series F Preferred Stock is not voting stock and will not be considered outstanding stock for purposes of determining any vote, except for the specific Series F Preferred Stock voting provisions identified in this Sixth Amended and Restated Certificate of Incorporation.

6. Protective Provisions.

(a) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the then outstanding shares of Preferred Stock (other than the Series F Preferred Stock and on an as converted to Common Stock basis), voting or acting together as a single class:

(i) sell, convey or otherwise dispose of all or substantially all of its property or business, liquidate; dissolve or wind up the Corporation’s business; or merge into or consolidate with any other corporation, partnership or other company (other than a wholly-owned subsidiary corporation); or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (a “Corporate Transaction”), unless the Corporation’s stockholders of record as constituted immediately prior to such Corporate Transaction will, immediately after such Corporate Transaction, hold at least 50% of the voting power of the surviving or acquiring entity;

(ii) materially and adversely change the rights, preferences or privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series AA Preferred Stock or the Series BB-1 Preferred Stock;

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or any series of Preferred Stock;

(iv) amend or modify any provision of the Corporation’s Certificate of Incorporation or Bylaws;

(v) declare or pay any dividends on its Common Stock (other than dividends payable solely in shares of Common Stock) or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock (other than redemptions pursuant to Section 3 hereof) or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at or below cost upon the occurrence of certain events, such as the termination of employment;

(vi) increase the size of the Board of Directors to greater than nine members; or

(vii) authorize or issue, or authorize or effect any reclassification of, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) that has a preference over the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series AA Preferred Stock or the Series BB-1 Preferred Stock, with respect to voting, redemption, dividends or upon liquidation.

(b) So long as any shares of Series C Preferred Stock, Series CC Preferred Stock or Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series CC Preferred Stock and Series E Preferred Stock (on an as converted to Common Stock basis), voting or acting together as a single class:

(i) materially and adversely change the rights, preferences or privileges of the Series C Preferred Stock, the Series CC Preferred Stock or the Series E Preferred Stock; or

(ii) authorize or issue, or authorize or effect any reclassification of, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) that has a preference over the Series C Preferred Stock, the Series CC Preferred Stock or the Series E Preferred Stock with respect to voting, redemption, dividends or upon liquidation.

(c) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock:

(i) materially and adversely change the rights, preferences or privileges of the Series D Preferred Stock; or

(ii) authorize or issue, or authorize or effect any reclassification of, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) that has a preference over the Series D Preferred Stock with respect to voting, redemption, dividends or upon liquidation.

(d) Notwithstanding Subsections 6(b) and 6(c) above, so long as any shares of Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series CC Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (on an as converted to Common Stock basis), voting or acting together as a single class, authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) that is pari passu with the Series C Preferred Stock, the Series CC Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock with respect to voting, redemption, dividends or upon liquidation.

(e) So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting or acting together as a single class:

(i) effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any subsidiary, or any consolidation, conversion, or merger involving the Corporation or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series F Preferred Stock as provided for in this Sixth Amended and Restated Certificate of Incorporation, make any agreement or become obligated to do so;

(ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock;

(iii) authorize or issue, or authorize or effect any reclassification of, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) that ranks equal to or has a preference over the Series F Preferred Stock, with respect to voting, redemption, dividends, liquidation rights and preferences, conversion rights or otherwise.

(iv) amend or modify any provision of the Corporation’s Certificate of Incorporation or Bylaws;

(v) declare or pay dividends on its Common Stock or other equity security (including any security convertible into or exercisable for any equity security) other than the preferential dividends on the Series F Preferred Stock;

(vi) redeem, purchase or otherwise acquire any Common Stock or other equity security (other than redemptions of Series F Preferred Stock pursuant to Section 3 hereof); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at or below cost upon the occurrence of certain events, such as the termination of employment; or

(vii) transfer any assets of the Corporation to any subsidiary of the Corporation.

7. Status of Converted or Redeemed Stock. If any share of Preferred Stock shall be converted pursuant to Section 4 above, or shall be redeemed pursuant to Section 3 above, the shares so converted or redeemed shall be cancelled and returned to authorized but unissued shares of Preferred Stock of the Corporation without designation.

C. Common Stock.

1.

Dividend Rights. Subject to the provisions of Section 1 of Division (B) of this Article IV, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

3.	Redemption. The Common Stock is not redeemable.

4.

Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

ARTICLE VII

Subject to Section 6 of Division (B) of Article IV, the Board of Directors may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any Bylaw adopted by the Board of Directors, and no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE VIII

Subject to Section 6 of Division (B) of Article IV and any restrictions which may be imposed by the Corporation’s Bylaws, the number of directors of the Corporation shall be set from time to time by resolution of the Board of Directors.

ARTICLE IX

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

*  *  *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That the amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been signed by the President and Chief Executive Officer of the Corporation this 30th day of December, 2004.

NEWGISTICS, INC.

By	/s/ Raymond B. Greer
Raymond B. Greer
President and Chief Executive Officer

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